Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of August 3, 2026, is entered into by and between Kustom Entertainment, Inc., a Nevada corporation with its principal office located at 6366 College Boulevard, Overland Park, Kansas (“Kustom”), and Cycurion, Inc., a Delaware corporation with its principal office located at 1640 Boro Place, Suite 420C, McLean, Virginia (“Cycurion” and, together with Kustom, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

RECITALS

WHEREAS, on or around June 24, 2026, as amended by that certain Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (collectively, the “Asset Purchase Agreement”), the Parties entered into the Asset Purchase Agreement, attached hereto as Schedule A, pursuant to which Cycurion agreed to purchase certain assets of Kustom identified therein and further described on Schedule B attached hereto (collectively, the “Assigned Assets”);

WHEREAS, as consideration for the purchase of the Assigned Assets, the Parties have agreed that Cycurion shall provide consideration pursuant to the Asset Purchase Agreement, including $1,250,000 of cash at Closing, a Secured Promissory Note in the original principal amount of $4,250,000.00, potential contingent Earnout consideration, and certain warrants to purchase shares of common stock of Cycurion, all subject to the terms and conditions of the Asset Purchase Agreement; and

WHEREAS, the Parties desire to effect the assignment, transfer, conveyance, and assumption of certain assets and liabilities in accordance with the terms of this Agreement and the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Assignment of Physical Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the physical assets identified on Schedule B.

2. Assignment of Intellectual Property Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the intellectual property assets identified on Schedule B, including any related trademarks, copyrights, patents, trade secrets, goodwill, and associated rights expressly included therein.

3. Assignment of Contracts and Other Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the leases, contracts, accounts, customer relationships, vendor arrangements, and other assets identified on Schedule B, to the extent assignable.

4. Assumption of Assumed Liabilities. Effective as of the Closing, Cycurion shall assume only those liabilities and obligations expressly identified as “Assumed Liabilities” in the Asset Purchase Agreement. Except for the Assumed Liabilities expressly assumed pursuant to the Asset Purchase Agreement, Cycurion shall not assume, and expressly disclaims, any liabilities or obligations of Kustom or relating to the Assigned Assets, whether known or unknown, fixed or contingent, accrued or unaccrued, or arising before, on, or after the Closing Date.

5. Limited Assignment; No Additional Rights. Upon consummation of the transactions contemplated hereby, Cycurion shall acquire only those rights, titles, interests, and assets expressly conveyed pursuant to this Agreement and the Asset Purchase Agreement. Nothing herein shall be construed as assigning or transferring any assets, rights, or properties constituting Excluded Assets under the Asset Purchase Agreement.

6. Further Assurances. Following the Closing, Kustom shall execute and deliver such further instruments of assignment, transfer, conveyance, and assumption, and take such additional actions, as Cycurion may reasonably request to evidence, perfect, maintain, or enforce Cycurion’s rights in and to the Assigned Assets and Assumed Liabilities.

7. No Expansion of Representations or Warranties. This Agreement is subject in all respects to the terms, limitations, disclaimers, and provisions of the Asset Purchase Agreement. Except as expressly set forth in the Asset Purchase Agreement, Kustom makes no representation or warranty, express or implied, with respect to the Assigned Assets or Assumed Liabilities.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of August , 2026.

KUSTOM ENTERTAINMENT, INC

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer & Chairman

CYCURION, INC

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Assignment and Assumption Agreement]

Schedule A

[Asset Purchase Agreement]

Schedule B

[Assigned Assets]